Exhibit 5.1

Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199

May 31, 2006

Atlantic Tele-Network, Inc.
10 Derby Square
Salem, Massachusetts 01970

Ladies and Gentlemen:

We are furnishing this opinion in connection with the Registration Statement on Form S-3 (File No. 333-133103) of Atlantic Tele-Network, Inc. (the “Company”), a Delaware corporation, filed on April 7, 2006 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 filed on or about the date hereof (as amended, the “Registration Statement”).

We have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the issuance and sale by the Company of up to $200,000,000 aggregate offering price of:

(i)    shares of common stock, $.01 par value (the “Common Stock”);

(ii)   shares of preferred stock, $.01 par value (the “Preferred Stock”);

(iii) depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”) representing fractional shares of Preferred Stock;

(iv)  Senior Debt Securities, in one or more series (the “Senior Debt Securities”);

(v)   Subordinated Debt Securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(vi)  warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (collectively, the “Warrants”) or

(vii) units comprised of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock, Depositary Shares, Debt Securities and/or Warrants, in any combination (collectively, the “Units”).

The Registration Statement, including the Prospectus Supplements, also provides for the registration of up to 1,500,000 shares of Common Stock that may be sold by a certain selling stockholder identified in the Registration Statement (the “Selling Stockholder Shares”).

The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.”  The Registration Statement provides that the Debt Securities may be convertible into shares of Common Stock or other shares of the Company or of a third party, and that shares of Preferred Stock may be convertible into shares of Common Stock.

The Debt Securities will be issued pursuant to one or more indentures in the forms filed as exhibits to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a “Trustee”). The Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) by and among the Company and a depositary selected by the Company (each, a “Depositary”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and among the Company and a warrant agent selected by the Company (each, a “Warrant Agent”). The Units will be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and an unit agent selected by the Company (the “Unit Agent”).

The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of the Securities, which are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with certain proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. We have made such examination as we consider necessary to render this opinion.

The opinions expressed below are limited to the laws of the State of Delaware and the federal laws of the United States.

Based upon the foregoing, we are of the opinion that:

1.     The Company has the authority pursuant to its Restated Certificate of Incorporation (the “Restated Certificate”), to issue up to 50,000,000 shares of Common Stock. When (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Common Stock offered thereby and (ii) the Common Stock has been duly established in accordance with the terms of the Restated Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Common Stock will be validly issued, fully paid and nonassessable.

2.     The Company has the authority pursuant to its Restated Certificate, to issue up to 10,000,000 shares of Preferred Stock. When (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Preferred Stock offered thereby and (ii) a series of Preferred Stock has been duly established in accordance with the terms of the Restated Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.     When (i) the Company and the Depositary duly execute and deliver a Deposit Agreement and the specific terms of the Depositary Shares have been duly established in accordance with the terms of such Depositary Agreement, and such Depositary Receipts evidencing such Depositary Shares have been authenticated by the Depositary and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Deposit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Deposit Agreement and all amendments thereto and the particular Depositary Shares are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Depositary Shares as executed and delivered as Depositary Receipts are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Depositary Shares as executed and delivered as Depositary

Receipts do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Depositary Shares as executed and delivered as Depositary Receipts comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Depositary Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Depositary Shares will be validly issued, fully paid and nonassessable.

4.     When (i) the Company and the Trustee duly execute and deliver an Indenture and the specific terms of a Debt Security have been duly established in accordance with the terms of such Indenture, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Indenture and all amendments thereto and the particular Debt Securities are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

5.     When (i) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Warrant Agreement and all amendments thereto and the particular Warrants are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.     When (i) the Company and the Unit Agent duly execute and deliver a Unit Agreement and the specific terms of a particular Unit have been duly established in accordance with the terms of such Unit Agreement, and such Units have been duly authenticated by the Unit Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related

Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Unit Agreement and all amendments thereto and the particular Units are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Units as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.     The Selling Stockholder Shares are validly issued, fully paid and non-assessable.

The foregoing opinions are subject to:  (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, and we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We assume for purposes of this opinion that the Company is and will remain duly organized, validly existing and in good standing under Delaware law. We assume for purposes of opinion 7 above that the Selling Stockholder Shares consist entirely of shares issued by the Company pursuant to the Agreement and Plan of Merger dated August 11, 1997 between the Company and ATN Merger Co.

To the extent that the obligations of the Company under an Indenture may be dependent thereon, we assume for purposes of this opinion that the Company has the organizational power and authority to issue and sell the Securities; that the applicable Indenture has been duly authorized by all necessary organizational action by the Company, has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

To the extent that the obligations of the Company under each Deposit Agreement, Warrant Agreement or Unit Agreement, as applicable, may be dependent thereon, we assume for purposes of this opinion that the Company has the corporate power and authority to issue and sell the Securities; that the applicable Deposit Agreement, Warrant Agreement or Unit Agreement has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the applicable Depositary, Warrant Agent or Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary, Warrant Agent or Unit Agent is duly qualified to engage in the activities contemplated by the Deposit Agreement, Warrant Agreement or Unit Agreement; that the Deposit Agreement, Warrant Agreement or Unit Agreement has been duly authorized, executed and delivered by the Depositary, Warrant Agent or Unit Agent and constitutes the legally valid, binding and enforceable obligation of the Depositary, Warrant Agent or Unit Agent, enforceable against the Depositary, Warrant Agent or Unit Agent in accordance with its terms; that the Depositary, Warrant Agent or Unit Agent is in compliance, generally and with respect to acting as a Depositary, Warrant Agent or Unit Agent under the applicable Deposit Agreement, Warrant Agreement or Unit Agreement with all applicable laws and regulations; and that the Depositary, Warrant Agent or Unit Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Deposit Agreement, Warrant Agreement or Unit Agreement.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.

Very truly yours,
/s/ Edwards Angell Palmer & Dodge LLP
Edwards Angell Palmer & Dodge LLP